Nuveen Municipal Credit Opportunities Fund N-2A

Exhibit 99.(s)

Calculation of Filing Fee Tables

Form N-2

(Form Type)

Nuveen Municipal Credit Opportunities Fund

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares, $0.01 par value per share	—	—	—	—	—	—
	Other	Rights to purchase Common Shares(1)	—	—	—	—	—	—
Fees Previously Paid	Equity	Common Shares, $0.01 par value per share	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	Equity	Common Shares, $0.01 par value per share, and Preferred Shares	415(a)(6)	—	—	$70,131,757	0.0001091(2)	$7,651.37	N-2	333-254678	March 25, 2021	$7,651.37(3)
Total Offering Amounts						$70,131,757		—
Total Fees Previously Paid								$7,651.37
Total Fee Offsets
Net Fee Due								$0

(1)	No separate consideration will be received by the Registrant. Any shares issued pursuant to an offering of rights to purchase Common Shares, including any shares issued pursuant to an over-subscription privilege or a secondary over subscription privilege, will be shares registered under this Registration Statement..
(2)	The then-current fee rate was $109.10 per $1,000,000.
(3)	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement that was filed on March 25, 2024 (File No. 333-278206) (the “Initial Registration Statement”) includes Common Shares and Preferred Shares (collectively, “Securities”) with a maximum aggregate dollar offering price of up to $70,131,757 that were carried forward on the Initial Registration Statement and that were previously registered in connection with (i) the Registrant’s prior Registration Statement (File No. 333-254678), which went automatically effective on March 25, 2021 (the “2021 Registration Statement”). In connection with the registration of the unsold Securities with a maximum aggregate dollar offering price of up to $70,131,757 from the 2021 Registration Statement, the Registrant paid registration fees equal to $7,651.37, which will continue to be applied to such unsold Securities. Because this Registration Statement only includes such carry forward securities for which a registration fee was previously paid, no additional filing fees are currently due.